UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2007

Commission File No. 841105-D

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314

(Registrant's telephone number, including area code)

Inapplicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 31, 2007, Bar Harbor Bankshares issued a press release announcing its results of operations for the three and nine months ended September 30, 2007. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits No. Description

      Copy of Company’s press release dated October 31, 2007 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2007

BAR HARBOR BANKSHARES

Gerald Shencavitz

Chief Financial Officer

PRESS RELEASE

For more information contact: FOR IMMEDIATE RELEASE

Gerald Shencavitz

Chief Financial Officer

(207) 288-3314

QUARTERLY EARNINGS UP 9% AT BAR HARBOR BANKSHARES

BAR HARBOR, Maine (October 31, 2007) – Bar Harbor Bankshares (the "Company") (AMEX:BHB) the parent company of Bar Harbor Bank & Trust (the "Bank"), today announced net income of $2.1 million for the quarter ended September 30, 2007 or fully diluted earnings per share of $0.69, compared with $2.0 million or fully diluted earnings per share of $0.63 for the third quarter of 2006, representing increases of $183 thousand and $0.06, or 9% and 10%, respectively. The increase in third quarter 2007 earnings was principally attributed to a $365 thousand or 7% increase in net interest income; a $190 thousand or 10 % increase in non-interest income; and a $61 thousand or 1% decline in non-interest expenses.

For the nine months ended September 30, 2007, net income amounted to $5.4 million, or fully diluted earnings per share of $1.72, compared with $5.2 million or fully diluted earnings per share of $1.66 for the same period in 2006, representing increases of $192 thousand and $0.06, or 4%. During the nine months ended September 30, 2007, the Company recorded net securities losses amounting to $671thousand, compared with securities gains of $667 thousand for the same period in 2006, representing a decline of $1.3 million. Partially offsetting the decline in net securities gains was an $832 thousand reduction in non-interest expense recorded in the first quarter of 2007, related to the Company’s previously reported settlement of its limited postretirement benefit program.

In making the announcement, President and Chief Executive Officer, Joseph M. Murphy commented, "As we enter the last quarter of 2007, we are pleased with the Company’s earnings fundamentals, especially in light of compressed net interest margins throughout the banking industry, softening loan demand and intense competition for core deposits. Excluding the impact of net securities gains and losses and the settlement of our limited postretirement benefit program, we are happy to report a 7% increase in non-interest income and a 2% decline in non-interest expense for the first nine months of 2007, compared with the same period in 2006. Also, despite adverse industry trends, we generated higher levels of net interest income, which during the three and nine months ended September 30, 2007 posted increases of 7% and 3% respectively, compared with the same periods last year. Moreover, we believe the recent action by the Federal Reserve to reduce short-term interest rates will prove beneficial to future levels of net interest income, given the Company’s liability sensitive balance sheet." In concluding, Mr. Murphy added, "Despite aggressive competition, we continue to have a good deal of success in growing the Bank’s commercial loan portfolio, while enjoying strong credit quality."

Financial Condition

Assets: Total assets ended the third quarter at $859 million representing increases of $34 million and $63 million, or 4% and 8%, compared with December 31, and September 30, 2006, respectively.

Loans: Total loans ended the third quarter at $566 million, representing increases of $11 million and $19 million, or 2% and 3%, compared with December 31 and September 30, 2006, respectively. Commercial loans continued to drive the overall growth of the Bank’s loan portfolio, posting increases of $14 million and $20 million, or 6% and 9%, compared with December 31 and September 30, 2006, respectively.

Credit Quality: The Bank’s non-performing loans remained at low levels at quarter-end, representing $872 thousand or 0.15% of total loans. The Bank’s loan loss experience also continued at low levels during the first nine months of 2007, with net charge-offs amounting to $142 thousand, or annualized net charge-offs to average loans outstanding of 0.03%. For the three and nine months ended September 30, 2007, the Bank recorded provisions for loan losses of $214 thousand and $247 thousand, compared with $81 thousand and $124 thousand during the same periods last year.

Securities: Total securities ended the third quarter at $244 million, representing increases of $31 million and $47 million, or 15% and 24%, compared with December 31 and September 30, 2006, respectively.

In the second quarter of 2007, the Bank completed its previously reported restructuring of a portion of its securities portfolio, selling $46 million in securities with below market yields while paying down short-term borrowings. During the later part of the second quarter, market yields climbed to a five-year high, with the benchmark 10-year U.S. Treasury advancing from 4.63% in mid May to 5.30% in mid June. The significant increase in market yields presented opportunities for replacing the securities sold, increasing the Bank’s earning assets, and generating higher levels of net interest income.

Deposits: Total deposits ended the third quarter at $527 million, representing increases of $31 million and $12 million, or 6% and 2%, compared with December 31 and September 30, 2006, respectively. Deposit growth was largely attributed to certificates of deposit obtained in the national market, which were used to help fund the Bank’s earning asset growth and replace retail deposit declines.

At September 30, 2007, retail deposits totaled $403 million, representing declines of $11 million and $25 million, or 3% and 6%, compared with December 31 and September 30, 2006, respectively. The declines in retail deposits were attributed to declines in money market accounts offered to clients of Bar Harbor Trust Services, a Maine chartered non-depository trust company and subsidiary of the Bank, reflecting a reallocation of cash within certain managed asset portfolios in the course of normal operations. Comparing September 30, 2007 with December 31 and September 30, 2006, these money market deposits accounted for $31 million and $33 million of the overall retail deposit declines, respectively. Excluding the deposit accounts offered to clients of Bar Harbor Trust Services, at September 30, 2007 total retail deposits were showing increases of $20 million and $8 million, or 5% and 2%, compared December 31 and September 30, 2006, respectively.

Borrowings: Total borrowings ended the third quarter at $263 million, representing increases of $2 million and $48 million, or 1% and 22%, compared with December 31 and September 30, 2006, respectively. The increased borrowings were principally used to support the Bank’s earning asset growth.

Capital: Bar Harbor Bankshares continued to exceed regulatory requirements for well-capitalized institutions, ending the current quarter with a Tier I Capital Ratio of 7.21%.

Results of Operations

Net Interest Income: For the quarter ended September 30, 2007, net interest income amounted to $5.9 million, representing an increase of $365 thousand or 7%, compared with the same quarter in 2006. The increase in net interest income was principally attributed to average earning asset growth of $52 million, or 7%, as the net interest margin was unchanged. Additionally, in the third quarter of 2006, the Federal Home Loan Bank of Boston, of which the Bank is a member and shareholder, declared a dividend that was equivalent to an amount for both the second and third quarters of 2006. This non-recurring action favorably impacted the Bank’s third quarter 2006 net interest income and net interest margin by $168 thousand and 9 basis points, respectively.

For the nine months ended September 30, 2007, net interest income amounted to $16.8 million, representing an increase of $488 thousand or 3%, compared with the same period in 2006. The increase in net interest income was attributed to average earning asset growth of $48 million or 6%, as the net interest margin declined 9 basis points. As has widely been the situation throughout the banking industry, the decline in the net interest margin was largely attributed to the flat-to-inverted U.S. Treasury yield curve over the past 21 months, the impact of which has caused the Bank’s funding costs to increase at a faster pace than the yield on its earning asset portfolios. In late September 2007, the Federal Reserve reduced short-term interest rates by 50 basis points. Company management anticipates this rate cut, if sustained, will have a favorable impact on future levels of net interest income.

Non-interest Income: For the quarter ended September 30, 2007, total non-interest income amounted to $2.3 million, representing an increase of $64 thousand or 3% compared with the same quarter last year. Trust and financial service fees, debit and credit card fees and service charges on deposit accounts led the overall increase in non-interest income, posting increases of 16%, 12% and 3%, respectively. These increases were largely offset by a $126 thousand or 35% decline in net securities gains, compared with the third quarter of 2006.

For the nine months ended September 30, 2007, total non-interest income amounted to $4.3 million, representing a decline of $1.0 million, or 19%, compared with the same period in 2006. The decline in non-interest income was principally attributed to a $1.3 million decline in net securities gains. During the first nine months of 2007, net securities losses of $671 thousand were recorded, principally resulting from the Company’s previously reported restructuring of a portion of its securities portfolio, compared with net securities gains of $667 thousand recorded during the same period in 2006. The decline in 2007 non-interest income also reflects a $150 thousand gain on the sale of Bank owned real estate recorded in the first quarter of 2006.

For the nine months ended September 30, 2007, debit and credit card fees, trust and financial service fees and service charges on deposit accounts were up 13%, 12% and 5%, respectively, compared with the same period last year.

Non-interest Expense: For the quarter ended September 30, 2007, total non-interest expense amounted to $4.8 million representing a decline of $61 thousand or 1%, compared with the same quarter in 2006. A variety of expense categories posted declines, which were offset in part by a $44 thousand increase in debit and credit card expenses, reflecting higher transaction volumes and corresponding revenue. Salaries and employee benefits showed a small increase, up $26 thousand or 1% compared with the third quarter of 2006.

For the nine months ended September 30, 2007, total non-interest expense amounted to $13.1 million, representing a decline of $1.0 million, or 7%. The decline in non-interest expense was principally attributed to the previously reported settlement of the Company’s limited post retirement benefit program, the financial impact of which reduced first quarter 2007 non-interest expense by $832 thousand. The decline in non-interest expense was also aided by a $192 thousand or 3% decline in salaries and employee benefits, which was principally attributed to changes in overall staffing levels and mix, changes to certain employee benefit programs, and lower levels of incentive compensation.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with twelve branch office locations serving Down East and Mid Coast Maine.

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This earnings release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the "Company") for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words like "strategy," "expects," "plans," "believes," "will," "estimates," "intends," "projects," "goals," "targets," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with estimates with respect to the future results of operation, financial condition, and the business of the Company which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. Specifically, forward looking statements include those with respect to management’s anticipation that a sustained interest rate cut by the Federal Reserve will have a favorable impact on future levels of net interest income. Changes in interest rates could have a significant impact upon the Company’s results of operations. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Bar Harbor Bankshares
Selected Financial Information
(dollars in thousands except per share data)
(unaudited)

	Period End		3rd Quarter Average
Balance Sheet Data	9/30/2007	9/30/2006	2007	2006

Total assets	$ 858,755	$ 795,379	$853,969	$ 802,375
Total securities	244,457	197,884	246,222	207,441
Total loans	566,012	547,487	559,499	545,092
Allowance for loan losses	4,630	4,593	4,547	4,539
Total deposits	526,862	514,381	524,790	497,885
Borrowings	262,679	215,178	261,981	241,206
Shareholders' equity	63,980	59,335	62,245	56,971

	Three Months Ended		Nine Months Ended
Results Of Operations	9/30/2007	9/30/2006	9/30/2007	9/30/2006

Interest and dividend income	$ 13,366	$ 12,080	$ 38,332	$ 34,098
Interest expense	7,453	6,532	21,541	17,795
Net interest income	5,913	5,548	16,791	16,303
Provision for loan losses	214	81	247	124
Net interest income after
provision for loan losses	5,699	5,467	16,544	16,179

Non-interest income	2,032	1,842	4,970	4,661
Net securities gains (losses)	231	357	(671)	667
Non-interest expense	4,796	4,857	13,146	14,192

Income before income taxes	3,166	2,809	7,697	7,315
Income taxes	1,019	845	2,332	2,142

Net income	$ 2,147	$ 1,964	$ 5,365	$ 5,173

Earnings per share:
Basic	$ 0.71	$ 0.64	$ 1.76	$ 1.70
Diluted	$ 0.69	$ 0.63	$ 1.72	$ 1.66

Dividends per share	$ 0.240	$ 0.230	$ 0.710	$ 0.675

Return on Average Equity	13.68%	13.68%	11.52%	12.19%
Return on Average Assets	1.00%	0.97%	0.86%	0.88%

As of September 30:	2007	2006
Tier 1 Leverage Capital Ratio	7.21%	7.12%
Book value per share	$ 21.14	$ 19.47
Tangible book value per share	$ 20.04	$ 18.36
Shares outstanding	3,028,714	3,047,983

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